Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated August 30, 2010 on the June 30, 2010 financial statements of Frontegra Funds, Inc., comprised of Frontegra Columbus Core Plus Fund, Frontegra Columbus Core Fund, Frontegra IronBridge Small Cap Fund, Frontegra IronBridge SMID Fund, Frontegra IronBridge Global Focus Fund, Frontegra Mastholm International Equity Fund (formerly Frontegra New Star International Equity Fund), and Frontegra Netols Small Cap Value Fund in the Registration Statement (Form N-1A) and its incorporation by reference in the related Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 67 to the Registration Statement under the Securities Act of 1933 (File No. 333-7305).

/s/ Ernst & Young LLP

Chicago, Illinois

October 28, 2010